UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:  August 27, 2009
(Date of earliest event reported)

Grande Communications Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-115602	74-3005133
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

401 Carlson Circle, San Marcos, Texas	78666
(Address of principal executive offices)	(Zip Code)

(512) 878-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction a.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Definitive Material Agreement.

Recapitalization Agreement

On August 27, 2009, we entered into the Recapitalization Agreement, by and among Grande Communications Holdings, Inc., a Delaware corporation (“Grande Holdings”), Grande Communications Networks, Inc., a Delaware corporation and our wholly-owned subsidiary (“Grande Operating”), ABRY Partners VI, L.P., a Delaware limited partnership (“ABRY”), Grande Investment L.P., a Delaware limited partnership and wholly-owned subsidiary of ABRY (“Ultimate Parent”), Grande Parent LLC, a Delaware limited liability company and wholly-owned subsidiary of Ultimate Parent (“Parent”) and ABRY Partners, LLC, a Delaware limited liability company, which provides for the recapitalization of Grande Operating and contemplates the following transactions, based upon certain assumptions and subject to certain adjustments, including the amount of Grande Holdings’ indebtedness, transaction expenses, cash and cash equivalents and working capital:

(1)	At least two days prior to the closing, the conversion of Grande Operating to a Delaware limited liability company that is disregarded for Federal income tax purposes;

(2)
At least one day prior to the closing and one day after the conversion, the distribution by Grande Operating to Grande Holdings of cash in the amount of approximately $1.0 million for Grande Holdings’ future working capital needs;

(3)
The contribution by Grande Holdings of certain operating assets used in the business to Grande Operating and the assumption by Grande Operating of all operating liabilities arising from the business of Grande Operating;

(4)
The contribution by ABRY and Grande Manager LLC, a newly formed wholly-owned subsidiary of ABRY (“Grande Manager”), of cash in the amount of approximately $97.0 million, subject to certain adjustments, to Ultimate Parent (which will ultimately be contributed to Grande Operating) in return for a general partner interest and a limited partner interest of Ultimate Parent representing approximately 74.3% of the limited partner interests and a 1% general partner interest of Ultimate Parent, subject to adjustment and dilution;

(5)
The contribution by ABRY of cash in the amount of approximately $12.7 million, subject to certain adjustments, to Ultimate Parent (which will ultimately be contributed to Grande Operating) in return for a preferred limited partnership interest of Ultimate Parent;

(6)
The contribution by Grande Holdings of all of the outstanding membership interests of Grande Operating to Ultimate Parent (which will be contributed to Parent) in return for a general partner interest of Ultimate Parent representing approximately 24.7% of the common equity of Ultimate Parent, subject to adjustment and dilution;

(7)
The receipt by Grande Operating of net proceeds of approximately $103.8 million under a new credit facility arranged by ABRY, consisting of a $103.8 million term loan and a $18.7 million revolving credit facility up to approximately $1.0 million of which may be drawn at closing; and

(8)
Using the net proceeds from the equity and debt financing transactions to effect the repurchase and redemption of all of Grande Holdings’ outstanding 14% senior secured notes due 2011 (“senior notes”) and payoff of certain outstanding capital lease obligations.

Upon the closing of the recapitalization transactions, based upon certain assumptions, subject to certain adjustments (including the amount of Grande Holdings’ indebtedness, transaction expenses, cash and cash equivalents and working capital) and prior to dilution by certain incentive interests it is expected that an approximately 1.0% common equity interest of Ultimate Parent will be owned by Grande Manager, that an approximately 74.3% common equity interest of Ultimate Parent  will be owned by ABRY and that an approximately 24.7% common ownership interest of Ultimate Parent will be owned directly by Grande Holdings or indirectly by Grande Holdings through a wholly-owned subsidiary of Grande Holdings to be formed prior to closing.  The interests of Grande Manager and Grande Holdings or its subsidiary will be general partner interests, with Grande Manager having 75.3% of the combined voting power of the general partners of Ultimate Parent and Grande Holdings or its subsidiary having 24.7% of the combined voting power of the general partners of Ultimate Parent.  After the closing of the recapitalization transactions, Grande Manager will control the voting interest of the general partners of Ultimate Parent.  Grande Manager will be managed by the board of managers, of which one member will be designated by Grande Holdings and initially three members will be designated by ABRY and such ABRY board members will have a controlling vote of the board of managers.  As a result, after the closing of the recapitalization transactions, ABRY will control Grande Manager, Ultimate Parent, Parent and Grande Operating.

2

All of the outstanding shares of common stock and preferred stock of Grande Holdings will remain outstanding.  After closing, Grande Holdings will not have any operations or material assets other than the ownership of its general partner interest of Ultimate Parent, through a wholly-owned subsidiary that Grande Holdings will form to hold its general partner interest of Ultimate Parent.

The recapitalization agreement allows for a transaction bonus plan, which has been approved by our board of directors, and provides for up to an aggregate of $1.07 million to pay to officers and other employees as determined by the board of directors in consultation with ABRY in connection with the closing of the recapitalization transactions.  The full text of the transaction bonus plan is attached to this Current Report on Form 8-K as Exhibit 10.2.  The restructuring of management of Grande Operating in connection with the closing of the recapitalization agreement may trigger up to an approximate $1.0 million in severance obligations pursuant to the employment agreements with officers Roy H. Chestnutt, Michael L. Wilfley and Walter K.L. “Scott” Ferguson, Jr.  The amount of the transaction bonus plan and the amount of severance obligations that are triggered under any of the employment agreements with the three officers will constitute transaction expenses of Grande Holdings and therefore would be taken into account in the adjustment to the transaction consideration.

In connection with the recapitalization transactions, our board of directors received an opinion of its financial advisor, American Appraisal Associates, Inc. (“American Appraisal”).  American Appraisal delivered its written opinion, dated as of August 27, 2009, to our board of directors that, as of that date and based on and subject to various assumptions made, matters considered and limitations set forth in its opinion, the recapitalization transactions are fair to Grande Holdings from a financial point of view.  American Appraisal provided its opinion for the information and assistance of the board of directors in connection with its consideration of the recapitalization transactions. The full text of the written opinion of American Appraisal, which sets forth the assumptions made, matters considered and limitations on the review undertaken with the opinion, is attached to this Current Report on Form 8-K as Exhibit 10.3.

Waller Capital Partners, LLC served as Grande Holding's exclusive financial advisor on the transaction with respect to matters other than the fairness of the transaction.

There can be no assurance that the recapitalization transactions will be consummated.  The closing of the transactions contemplated by the recapitalization agreement is subject to a number of conditions, including, but not limited to, (i) approval by the Grande Holdings’ stockholders, (ii) the receipt of required consents, authorization and approvals from the Federal Communications Commission and applicable state public utility commissions governing telecommunications businesses, (iii)  the receipt of contractually-required third-party consents, (iv) the repayment of the senior notes and payoff of certain of its outstanding capital lease obligations using the net proceeds from the equity and debt financing transactions and (v) other customary conditions, including the absence of any law or government order prohibiting the closing of the transactions contemplated by the recapitalization agreement.  The recapitalization agreement also contains customary termination rights for both ABRY and Grande Holdings and provides that upon termination of the recapitalization agreement in certain circumstances, ABRY or Grande Holdings would be required to pay a termination fee.

The foregoing description of the Recapitalization Agreement does not purport to be complete and is qualified in its entirety by reference to the Recapitalization Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated into this report by reference.

3

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

This Current Report on Form 8-K contains statements about future events, including without limitation, information relating to our expectations with respect to the proposed Recapitalization. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements can sometimes be identified by our use of forward-looking words such as “expect,” “should,” “may,” “will,” “anticipate,” “estimate,” or “intend” and other similar words or phrases. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. You should review carefully all of the information, in this Current Report on Form 8-K.  These risks and uncertainties include, without limitation, those discussed under Item 4A. “Risk Factors” and under Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K filed with the SEC on March 20, 2009, under Item 1A. “Risk Factors” in our quarterly report on Form 10-Q filed with the SEC on August 13, 2009 and those discussed above.  These factors and the other risk factors discussed in our filings with the SEC are not necessarily all of the important factors that could cause our actual results, performance or achievements to differ materially from those expressed in any of the forward-looking statements. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. The forward-looking statements included in this Current Report on Form 8-K are made only as of the date of this current report. We cannot ensure that any projected results or events will be achieved. We have no intention, and disclaim any obligation, to publicly update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1
 Recapitalization Agreement, dated as of August 27, 2009, by and among Grande Communications Holdings, Inc., a Delaware corporation, Grande Communications Networks, Inc. a Delaware corporation  ABRY Partners VI, L.P., a Delaware limited partnership, Grande Investment L.P., a Delaware limited partnership, Grande Parent LLC, a Delaware limited liability company, and ABRY Partners, LLC, a Delaware limited liability company.

10.2	Grande Holdings Transaction Bonus Plan

10.3	Fairness Opinion of American Appraisal Associates, Inc.

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANDE COMMUNICATIONS HOLDINGS, INC.

By:	/s/ Michael L. Wilfey
Michael L. Wilfley
Chief Financial Officer

Dated:  August 31, 2009

5